EXHIBIT 2.11(b)
                                                                 ---------------

                        AMENDMENT TO AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


         THIS AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the "Amendment") is made and entered into effective as of March 23, 2000, by and among UICI, A Delaware corporation ("Parent"), UICI ACQUISITION CO., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), UICI CAPITAL TRUST I, a Delaware business trust ("Trust") and HEALTHPLAN SERVICES CORPORATION, a Delaware corporation (the "Company"). This Amendment amends that certain Amended and Restated Agreement and Plan of Merger, dated February 18, 2000, by and among Parent, Sub, Trust and the Company (the "Amended Merger Agreement"). All capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Amended Merger Agreement.

                              W I T N E S S E T H:

         WHEREAS, Parent, Sub, Trust and the Company are parties to the Amended Merger Agreement pursuant to which Parent will acquire the Company pursuant to the terms and conditions contained in the Amended Merger Agreement, and, in furtherance of such acquisition, the Sub will merge with and into the Company in accordance with the terms of the Amended Merger Agreement and the General Corporation Law of the State of Delaware; and

         WHEREAS, Parent, Sub, Trust and the Company desire to execute this Amendment to the Amended Merger Agreement in order to, among other things, restate certain conditions to the obligations of Parent and Sub to effect the Merger pursuant to the Amended Merger Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. AMENDMENT TO SECTION 8.2(d). Section 8.2(d) of the Amended Merger Agreement is hereby deleted in its entirety and replaced with the following:

                  "Lenders' Consents. Parent shall have obtained, on or before
            April 15, 2000, (a) written consent of the requisite number of lenders (the "Company Lender Consent") under the Amended and Restated Credit Agreement, dated as of May 1, 1998, as amended to date, between the Company, the lenders named therein and First Union National Bank, as administrative agent (the "Company Credit Facility"), to the Parent's assumption of all indebtedness outstanding under the Company Credit Facility and to the taking of any and all other action contemplated hereby, and (b) written consent of the requisite number of lenders (the "Parent Lender Consent") under the Loan Agreement, dated as of May 17, 1999, as amended to date, between the Parent, the lenders named therein, and Bank of America, N.A., as administrative agent (the

            "Parent Credit Facility") to (i) the Parent's assumption of all indebtedness outstanding under the Company Credit Facility, (ii) the Parent's issuance of the subordinated debentures, the making of interest payments thereon and the payment by the Trust of the distributions on the Preferred Securities, and (iii) the taking of any and all other action contemplated hereby. Parent shall use its commercially reasonable efforts to obtain the Company Lender Consent and the Parent Lender Consent. The Company agrees to cooperate with the Parent and the Parent's prospective financing sources in connection with due diligence inquiries related to the Company Lender Consent and the Parent Lender Consent."

         2. AMENDMENT TO SECTION 9.1(e)(III). Clause (iii) of Section 9.1(e) of the Amended Merger Agreement is hereby deleted in its entirety and replaced with the following:

            "(iii), the Parent Lender Consent and the Company Lender Consent shall not have been obtained by April 15, 2000 as provided in
            Section 8.2(d);"

         3. AMENDMENT TO SECTION 9.1(f)(III). Clause (iii) of Section 9.1(f) of the Amended Merger Agreement is hereby deleted in its entirety and replaced with the following:

            "(iii), the Parent Lender Consent and the Company Lender Consent shall not have been obtained by April 15, 2000 as provided in
            Section 8.2(d);"

         4. OTHER PROVISIONS. Except as specifically set forth in this Amendment, all of the provisions, terms, conditions, and representations and warranties set forth in the Amended Merger Agreement shall remain in full force and effect.

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

         IN WITNESS WHEREOF, each of Parent, Trust, Sub and the Company has caused this Amendment to be executed under seal on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                   PARENT:
                                   UICI


                                   By: /s/ Gregory T. Mutz
                                      -----------------------------
                                      Name: Gregory T. Mutz
                                      Title: President

                                   SUB:

                                   UICI ACQUISITION CO.


                                   By: /s/ Glenn W. Reed
                                      -----------------------------
                                      Name: Glenn W. Reed
                                      Title: Vice President

                                   THE COMPANY:

                                   HEALTHPLAN SERVICES
                                   CORPORATION


                                   By: /s/ Phillip S. Dingle
                                      ------------------------------
                                      Name:  Phillip S. Dingle
                                      Title: Executive Vice President & Chief
                                             Financial Officer

                                   TRUST:

                                   UICI CAPITAL TRUST I

                                   By: /s/ Glenn W. Reed
                                      -----------------------------
                                      Name: Glenn W. Reed
                                      Title: Regular Trustee

                                   By: /s/ Matthew R. Cassell
                                      -----------------------------
                                      Name: Matthew R. Cassell
                                      Title:  Regular Trustee

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